EXHIBIT 8.1

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, TX 77010
Phone: (713) 651-5151
Fax: (713) 651-5246

November 17, 2005

Enbridge Energy Partners, L.P.

1100 Louisiana, Suite 2900

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel for Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering by the Partnership of up to 3,450,000 Class A Common Units representing Class A limited partner interests in the Partnership (including an over-allotment option to purchase 450,000 Class A Common Units) (the “Class A Common Units”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-106660) filed with the Securities and Exchange Commission by the Partnership on June 30, 2003, as such Registration Statement has been supplemented or amended prior to the date hereof (as so supplemented or amended, the “Registration Statement”), including the Prospectus Supplement dated November 16, 2005 relating to the Class A Common Units (the “Final Prospectus”).

All statements of legal conclusions contained in the section captioned “Material Tax Consequences” in the Registration Statement, as modified and supplemented by the section captioned “Tax Considerations” (as so modified and supplemented, the “Discussion”), unless otherwise noted and subject to the limitations, qualifications and assumptions stated in the Discussion, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement or the date of the Final Prospectus, as the case may be, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters.  In addition, we are of the opinion that the Discussion in the Registration Statement, including the Final Prospectus, with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.